The Grocery REITPhillips Edison-ARC Grocery Center REIT II 1 Phillips Edison Grocery Center REIT I, Inc. Year End 2016 Results www.grocerycenterREITI.com DST: 888-518-8073 Griffin Capital Securities: 866-788-8614

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 2 Agenda • Portfolio & Results • Financials • Share Repurchase Program R. Mark Addy - President and COO

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 3 Forward-Looking Statement Disclosure This presentation and the corresponding call may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the quality of the Company’s portfolio of grocery anchored shopping centers and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, such as the risks that retail conditions may adversely affect our base rent and, subsequently, our income, and that our properties consist primarily of retail properties and our performance, therefore, is linked to the market for retail space generally, as well as other risks described under the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation, the corresponding call, and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 4 Year End 2016 Portfolio Highlights 153 properties 28 states 24 leading grocery anchors 16.7 million square feet 95.6% leased occupancy 78.9% of rents from grocer, national, and regional tenants Information as of 12/31/2016.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 5 Year End 2016 Portfolio Results Grocer % of ABR # ofLocations Kroger 8.5% 38 Publix 7.6% 31 Albertsons-Safeway 4.3% 14 Ahold Delhaize 4.2% 10 Giant Eagle 2.7% 7 Top 5 Grocers by % of Annualized Base Rent Annualized Base Rent by Tenant Type Annualized Base Rent by Tenant Industry We calculate annualized base rent as monthly contractual rent as of December 31, 2016, multiplied by 12 months. Grocery 40.4% Retail Stores 22.9% Services 22.8% Restaurant 13.9% Grocery 40.4% National and Regional 38.5% Local 21.1%

Q4 2016 Acquisition Highlights

Name	Location	Grocer	GLA
Southern Palms	Tempe, AZ	Sprouts	257,979
Golden Eagle Village	Clermont, FL	Publix	64,050
Georgesville Square	Columbus, OH	Kroger	270,045


SPROUTS

Southern Palms


Publix

Golden Eagle Village


Kroger
PHARMACY

Georgesville Square

PHILLIPS EDISON
GROCERY CENTER REIT I

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The Grocery REITPhillips Edison-ARC Grocery Center REIT II 7 2016 Financials Year Ended December 31, (in 000s) 2016 2015 Net Income Attributable to Stockholders $ 8,932 $ 13,360 Funds from Operations (FFO) 108,782 113,357 Modified Funds from Operations (MFFO) 106,256 112,671 Adjusting for the change in asset management fee structure, 2016 net income would have increased by $9.2M over the same period in 2015, while FFO would have increased by $9.0M.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 8 2016 Same-Center(1) Net Operating Income (NOI) Year Ended December 31, (in 000s) 2016 2015 $ Change % Change Revenues: Rental income(2) $ 164,622 $ 160,515 $ 4,107 Tenant recovery income 56,142 53,737 2,405 Other property income 773 1,111 (338) Total revenues 221,537 215,363 6,174 2.9% Operating Expenses: Property operating expenses 36,784 35,049 1,735 Real estate taxes 31,679 31,945 (266) Total operating expenses 68,463 66,994 1,469 2.2% Total Same-Center NOI $ 153,074 $ 148,369 $ 4,705 3.2% (1)Represents 132 properties that we owned and operated prior to January 1, 2015, and are not in redevelopment. (2)Excludes straight-line rental income, net amortization of above-and below-market leases, and lease buyout income.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 9 Year End Debt Profile • Debt to Total Enterprise Value: 35.5%(1) • Weighted-Average Interest Rate: 3.0% • Weighted-Average Years to Maturity: 4.0 • Fixed-Rate Debt: 82.1%(2) • Variable-Rate Debt: 17.9% • Includes a $255 million variable-rate term loan subject to a forward starting interest rate swap effective July 2017. Excluding this swap, 58% of the Company's debt was fixed-rate. (1)Calculated as net debt (total debt, excluding below-market deb adjustments and deferred financing costs, less cash and cash equivalents) as a percentage of enterprise value (equity value, calculated as total common shares and OP units outstanding multiplied by the estimated value per share of $10.20, plus net debt). (2)Effective July 2017, an additional $255 million of variable-rate debt will be fixed through an interest rate swap agreement. Excluding this debt that is subject to the forward interest rate swap, 58.0% of the Company's debt was fixed-rate debt.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 10 Share Repurchase Program Our Share Repurchase Program (SRP) states that the cash available for repurchases on any particular date will generally be limited to the proceeds from the DRIP during the preceding four fiscal quarters, less any cash already used for repurchases since the beginning of the same period; however, subject to the limitation described above, we may use other sources of cash at the discretion of the board of directors. In accordance with the SRP, shares will still be repurchased due to a stockholder’s death, “qualifying disability,” or “determination of incompetence.”

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 11 Thank You www.grocerycenterREITI.com DST: 888-518-8073 Griffin Capital Securities: 866-788-8614

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 12 Appendix

Reconciliation of Non-GAAP Financials

We present Same-Center NOI as a supplemental measure of our performance. We define NOI as total operating revenues, adjusted to exclude lease buy-out income and non-cash revenue items, less property operating expenses and real estate taxes. Same-Center NOI represents the NOI for the 132 properties that were owned and operational for the entire portion of both comparable reporting periods, except for those properties we currently classify as redevelopment. A property is removed from the Same-Center pool and classified as redevelopment when it is being repositioned in the market and such repositioning is expected to have a significant impact on property operating income. While there is judgment surrounding changes in designations, once a redevelopment property has stabilized, it is typically moved to the Same-Center pool the following year. Currently, we have identified five properties that we classify as redevelopment properties. We believe that NOI and Same-Center NOI provide useful information to our investors about our financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because Same-Center NOI excludes the change in NOI from properties acquired after December 31, 2014, and those considered redevelopment properties, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, our Same-Center NOI may not be comparable to other REITs.

Same-Center NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations.

The table below is a comparison of the Same-Center NOI for the year ended December 31, 2016, to the year ended December 31, 2015 (in thousands):

(in 000s)	2016	2015	$ Change	% Change
Revenues:				
Rental income[1]	$ 164,622	$ 160,515	$ 4,107	
Tenant recovery income	56,142	53,737	2,405	
Other property income	773	1,111	(338)	
	221,537	215,363	6,174	2.9%
Operating expenses:				
Property operating expenses	36,784	35,049	1,735	
Real estate taxes	31,679	31,945	(266)	
	68,463	66,994	1,469	2.2%
Total Same-Center NOI	$ 153,074	$ 148,369	$ 4,705	3.2%

[1] Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.

PHILLIPS EDISON
GROCERY CENTER REIT I

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The Grocery REITPhillips Edison-ARC Grocery Center REIT II 14 Reconciliation of Non-GAAP Financials Below is a reconciliation of net income to NOI and Same-Center NOI for the years ended December 31, 2016 and 2015 (in thousands): 2016 2015(1) Net income $ 9,043 $ 13,561 Adjusted to exclude: Lease buyout income (583) (6) General and administrative expenses 31,804 15,829 Acquisition expenses 5,803 5,404 Depreciation and amortization 106,095 101,479 Interest expense, net 32,458 32,390 Other income, net (5,990) (248) Net amortization of above- and below-market leases (1,208) (821) Straight-line rental income (3,512) (4,571) NOI 173,910 163,017 Less: NOI from centers excluded from Same-Center (20,836) (14,648) Total Same-Center NOI $ 153,074 $ 148,369 (1)Certain prior period amounts have been restated to conform with current year presentation.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 15 Reconciliation of Non-GAAP Financials  Funds from Operations and Modified Funds from Operations Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures, and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because, when compared year to year, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use modified funds from operations (“MFFO”), which excludes from FFO the following items: • acquisition fees and expenses; • straight-line rent amounts, both income and expense; • amortization of above- or below-market intangible lease assets and liabilities; • amortization of discounts and premiums on debt investments; • gains or losses from the early extinguishment of debt; • gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations; • gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting; • losses related to the vesting of Class B units issued to PE-NTR and our previous advisor in connection with asset management services provided; and • adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting. We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 16 Reconciliation of Non-GAAP Financials Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, as explained below, management’s evaluation of our operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations. • Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis. • Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate. • Gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses. • Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—These adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators. • Adjustment for losses related to the vesting of Class B units issued in connection with asset management services provided—Similar to extraordinary items excluded from FFO, this adjustment is nonrecurring and contingent on several factors outside of our control. Furthermore, the expense recognized in 2014 is a cumulative amount related to compensation for asset management services provided since October 1, 2012 and does not relate entirely to the current period in which such loss is recognized. Finally, this expense is a non-cash expense and is not related to our ongoing operating performance. Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of our liquidity, nor is either of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated. Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO and MFFO, as presented, may not be comparable to amounts calculated by other REITs. The following section presents our calculation of FFO and MFFO and provides additional information related to our operations.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 17 Reconciliation of Non-GAAP Financials Year Ended December 31, (in 000s except for per share amounts) 2016 2015(1) 2014 Calculation of FFO Net income (loss) attributable to stockholders $ 8,932 $ 13,360 $ (22,635) Adjustments: Depreciation and amortization of real estate assets 106,095 101,479 79,160 Gain on sale of property (4,732) — (12) Noncontrolling interest (1,513) (1,482) — FFO attributable to common stockholders $ 108,782 $ 113,357 $ 56,513 Calculation of MFFO FFO attributable to common stockholders $ 108,782 $ 113,357 $ 56,513 Adjustments: Vesting of Class B units for asset management services — — 27,853 Acquisition expenses 5,803 5,404 17,430 Write-off of unamortized deferred financing fees (63) 2,095 — Net amortization of above- and below-market leases (1,208) (821) 85 Straight-line rental income (3,512) (4,571) (4,303) Amortization of market debt adjustment (2,054) (2,685) (2,480) Change in fair value of derivatives (1,510) (118) (546) Noncontrolling interest 18 10 — MFFO attributable to common stockholders $ 106,256 $ 112,671 $ 94,552 Earnings per common share: Weighted-average common shares outstanding - basic 183,876 183,678 179,280 Weighted-average common shares outstanding - diluted 186,665 186,394 179,280 Net income (loss) per share - basic and diluted $ 0.05 $ 0.07 $ (0.13) FFO per share - basic 0.59 0.62 0.32 FFO per share - diluted 0.58 0.61 0.32 MFFO per share - basic 0.58 0.61 0.53 MFFO per share - diluted 0.57 0.60 0.53 (1)Certain prior period amounts have been restated to conform with current year presentation.